Exhibit (j)(2)

Law Offices of

Paul, Hastings, Janofsky & Walker LLP

A Limited Liability Partnership Including Professional Corporations

55 Second Street

San Francisco, California 94105

Telephone (415) 856-7000

Facsimile (415) 856-7100

Internet: www.paulhastings.com

January 27, 2009

GE Funds

3001 Summer Street

Stamford, Connecticut 06905

Re:	GE Funds

File Nos. 33-51308 and 811-7142 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP